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                                                                    Exhibit 99.2

                                     HONEYWELL INC.
                                         PROXY

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                  SPECIAL MEETING OF SHAREOWNERS ON SEPTEMBER 1, 1999

        (I) (We) hereby appoint M.R. Bonsignore, E.D. Grayson and K.M. Gibson, and each of them, proxies (each with power of substitution) to attend the above special meeting of shareowners of Honeywell Inc. and any adjournment, to vote all shares of Honeywell stock that (I) (we) hold of record, including any shares held under the Dividend Reinvestment Plan administered by ChaseMellon Shareholder Services, L.L.C., for all matters described on the reverse side of this card, and on any other matter that may properly come before the meeting.

        The Honeywell Savings and Stock Ownership Plan requires that the Trustee receive voting instructions for shares held under the plan by August 27, 1999. To meet this requirement, either complete, sign and date this card and mail it to be received no later than August 27, or vote by telephone by August 27. After August 27, 1999, your voting instructions for Plan shares cannot be revoked. Also, you may not vote Plan shares in person at the meeting. The Trustee is authorized to vote the Plan shares for which instructions have been given on any other business that may come before the meeting. ChaseMellon Shareholder Services, L.L.C. will tally the vote on behalf of the Trustee.

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
           PLEASE VOTE VIA TELEPHONE OR SIGN AND DATE ON THE REVERSE SIDE
                                AND MAIL PROMPTLY.

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             Comments:


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                                SEE REVERSE SIDE
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                           ^  FOLD AND DETACH HERE  ^


IF VOTING BY MAIL, RETURN PROXY CARD IN THE ENCLOSED ENVELOPE. PLEASE BE SURE TO SIGN AND DATE THE CARD.

ADMISSION TICKET                            MAP TO HONEYWELL'S CORPORATE OFFICES

HONEYWELL INC.

SPECIAL MEETING OF SHAREOWNERS

                                                          [MAP]

WEDNESDAY, SEPTEMBER 1, 1999

HONEYWELL CORPORATE OFFICES
2701 FOURTH AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55408

The meeting will be held in the
Corporate Auditorium. Shareowners
should enter at the main entrance on
Fourth Avenue. Security personnel will
be available to direct shareowners to
parking and handicapped access.



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
                                                                          Please mark
                                                                          your vote as
                                                                          indicated in    [X]
                                                                          this example

              BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
   ---------------------------------------------------------------
                                         FOR   AGAINST   ABSTAIN
     APPROVAL OF THE AGREEMENT AND
     PLAN OF MERGER, DATED AS OF JUNE    [ ]     [ ]       [ ]         Will attend meeting  [ ]
     4, 1999, AMONG ALLIEDSIGNAL
     INC., HONEYWELL INC. AND A
     SUBSIDIARY OF ALLIEDSIGNAL, AND
     THE MERGER PURSUANT THERETO.

     THIS PROXY WILL BE VOTED FOR THE
     PROPOSAL IF NO CHOICE IS
     SPECIFIED.
   ---------------------------------------------------------------     Change of Address    [ ]

      ---------------------------------------------------------
       IF VOTING BY TELEPHONE, PLEASE FOLLOW INSTRUCTIONS BELOW
      ---------------------------------------------------------

                                                                       ------------------------

                                                                       ------------------------

                                                                       ------------------------

                                                ----------



Signature(s)__________________________________________________________ Date____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the title as such.

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                           ^  FOLD AND DETACH HERE  ^


                         YOU CAN VOTE YOUR SHARES BY TELEPHONE

        Your electronic vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card.

        TO VOTE BY TELEPHONE:

        1. If you have a touch-tone telephone, call 1-800-840-1208. This is a TOLL-FREE number. You may call 24 hours a day through 4:00 p.m. Eastern Standard Time on August 31, 1999.

        2. Enter your Control Number, which is located in the box at the lower right hand corner of this instruction form.

           To vote as the Board of Directors recommends on the proposal, press 1. If you wish to vote no on the proposal, press 0. (When you press 1 or 0 here, your vote will be confirmed and cast as you directed, or follow the recorded instructions.)

        3. Following voting, also confirm if you plan to attend the meeting in Minneapolis.

             Your vote on the proposal will be repeated and you will have an opportunity to confirm it.

           IF YOU VOTE BY TELEPHONE, DO NOT RETURN YOUR
           PROXY CARD BY MAIL. THANK YOU FOR VOTING.